Exhibit 10.11

                                AMENDMENT ONE TO
                                ----------------

                        RETIREMENT PLAN FOR EMPLOYEES OF
                        --------------------------------

                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES
                ------------------------------------------------

                 As Amended and Restated Effective April 1, 2006
                 -----------------------------------------------



         WHEREAS, effective as of April 1, 2006, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;
         WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and
         WHEREAS, it is necessary that a technical amendment be made to the Plan in order to obtain approval of the Internal Revenue Service for the continued qualification of the Plan;
         NOW, THEREFORE, the Plan is hereby amended, effective as set forth below, as follows:

         1.  Effective as of April 1, 2002,  clause (b) in the last paragraph of
Section 4.6(A) of the Plan is amended to read in its entirety as follows:

         "(b) the aggregate distributions made on his behalf during the one-year period ending on the Determination Date (five-year period ending on the Determination Date, with respect to any distribution made for any reason other than death, disability, or severance of employment);"

         2. Effective as of April 1, 2004, Section 4.1(A)(2) of the Plan is amended to add the following paragraph at the end thereof:

                  "Notwithstanding the foregoing provisions of this Section 4.1(A)(2), for Plan Years beginning in 2004 and 2005 the interest rate of 5.5% shall be substituted for the annual rate of interest on 30-year Treasury securities for purposes of this Section 4.1(A), except that in the case of any Participant or Beneficiary receiving a distribution after December 31, 2003 and before January 1, 2005, the amount payable under any form of benefit subject to Section 417(e)(3) of the Internal Revenue Code and subject to adjustment under Section 415(b)(2)(B) of the Internal Revenue Code shall not, solely by reason of the interest rate substitution described above, be less than the amount that would have been so payable had the amount payable been determined using the annual rate of interest on 30-year Treasury securities described above in this Section 4.1(A)(2) in effect as of the last day of the last Plan Year beginning before January 1, 2004."




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         IN WITNESS  WHEREOF,  CAPITAL  SOUTHWEST  CORPORATION  has caused  this instrument to be executed by its duly authorized officer on this ____ day of ________________, 2008.

                                                   CAPITAL SOUTHWEST CORPORATION



                                                   By __________________________

                                                   Title: ______________________












































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